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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): August 30, 2002


                               CENTENE CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                     6324                  04-1406317
--------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)



                        7711 Carondelet Avenue, Suite 800
                           Saint Louis, Missouri 63105

            ---------------------------------------------------------
              (Address of principal executive office and zip code)


                                 (314) 725-4477

                             -----------------------

              (Registrant's telephone number, including area code)



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ITEM 5.       OTHER EVENTS

         On August 26, 2002, the Board of Directors (the "Board of Directors") of Centene Corporation (the "Company"), declared a dividend of one Right for each outstanding share of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), to stockholders of record at the close of business on September 10, 2002 (the "Record Date"). Each "Right" entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock, $0.001 par value per share (the "Preferred Stock"), at a purchase price of $170.00 in cash per share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of August 30, 2002 (the "Rights Agreement"), between the Company and Mellon Investor Services LLC, as Rights Agent.

         Initially, the Rights are not exercisable and will be attached to all certificates representing outstanding shares of Common Stock, and no separate certificate representing Rights (a "Rights Certificate") will be distributed. The Rights will separate from the Common Stock, and the distribution date will occur, upon the earlier of (i) 10 business days following the first date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding Common Stock (the "Distribution Date"). The Distribution Date may be deferred in circumstances determined by the Board of Directors. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates outstanding on the Record Date or by new Common Stock certificates issued after the Record Date which contain a notation incorporating the Rights Agreement by reference, (ii) the Rights will be transferred with and only with such Common Stock certificates, and (iii) the surrender for transfer of any certificates representing shares of Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire upon the close of business on August 30, 2012 (the "Final Expiration Date") unless earlier redeemed or exchanged. As soon as practicable after the Distribution Date, separate Rights Certificates will be mailed to the holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, and except for shares of Common Stock issued upon exercise, conversion or exchange of then outstanding options, convertible or exchangeable securities or other contingent obligations to issue shares or pursuant to any employee benefit plan or arrangement, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that any person becomes an Acquiring Person, then, promptly following the first occurrence of such event, each holder of a Right shall thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) which equals the exercise price of the Right divided by 50% of the current market price per share of Common Stock at the date of the occurrence of such event. However, Rights are not exercisable following such event until such time as the Rights are no longer redeemable by the Company. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or, under certain circumstances, were, beneficially owned by any Acquiring Person will be null and void. The event summarized in this paragraph is referred to as an "A Trigger Event."

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         For example, at an exercise price of $60 per Right, each Right not owned by an Acquiring Person following an A Trigger Event would entitle its holder to purchase for $60 such number of shares of Common Stock as equals $60 divided by one-half of the current market price of the Common Stock. Assuming that the Common Stock had a market price of $30 per share at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock, having a market value of 4 x $30, or $120, for $60.

         In the event that, at any time after any person becomes an Acquiring Person, (i) the Company is consolidated with, or merged with and into, another entity and the Company is not the surviving entity of such consolidation or merger or if the Company is the surviving entity, but shares of its outstanding Common Stock are changed or exchanged for stock or securities or cash or any other property, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided) shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by 50% of the current market price of such common stock at the date of the occurrence of the event. The events summarized in this paragraph are referred to as a "B Trigger Event." An A Trigger Event and B Trigger Event are collectively referred to as "Triggering Events."

         For example, at an exercise price of $60 per Right, each valid Right following a B Trigger Event would entitle its holder to purchase for $60 such number of shares of common stock of the acquiring company as equals $60 divided by one-half of the current market price of such common stock. Assuming that such common stock had a market price of $30 per share at such time, the holder of each valid Right would be entitled to purchase four shares of common stock of the acquiring company, having a market value of 4 x $30, or $120, for $60.

         At any time after the occurrence of an A Trigger Event, when no person owns a majority of the Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock, or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges, per Right.

         The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a Stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common stock occurring, in any such case, prior to the Distribution Date.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock, other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

         Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, a minimum

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preferential quarterly dividend payment of $10 per share or, if greater, an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1000 per share, plus an amount equal to accrued and unpaid dividends, and will be entitled to an aggregate payment of 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is changed or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         At any time prior to the earlier of the tenth business day after the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"), payable in cash or stock. Immediately upon the redemption of the Rights or such earlier time as established by the Board of Directors in the resolution ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights may also be redeemable following certain other circumstances specified in the Rights Agreement.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Although the distribution of the Rights should not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock or for common stock of the acquiring company as set forth above.

         Any provision of the Rights Agreement, other than the redemption price, may be amended by the Board of Directors prior to such time as the Rights are no longer redeemable. Once the Rights are no longer redeemable, the Board of Directors' authority to amend the Rights is limited to correcting ambiguities or defective or inconsistent provisions in a manner that does not adversely affect the interest of holders of Rights.

         The Rights are intended to protect the stockholders of the Company in the event of an unfair or coercive offer to acquire the Company and to provide the Board of Directors with adequate time to evaluate unsolicited offers. The Rights may have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offer or willing to make an offer at a fair price and determined by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors.

         A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached as Exhibit 4.1 and incorporated herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired

         Not applicable.

(b)      Pro Forma Financial Information

         Not applicable.

(c)      Exhibits

        Exhibit
        Number          Description
        ---------       ----------------
        4.1             Rights Agreement, between Centene Corporation and
                        Mellon Investor Services LLC, as Rights Agent, dated as of August 30, 2002, which includes as EXHIBIT A the Terms of the Series A Junior
                        Participating Preferred Stock, as EXHIBIT B the
                        Form of Rights Certificates and as EXHIBIT C the
                        Summary of Rights to Purchase Preferred Stock.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30th day of August 2002.


                                     CENTENE CORPORATION



                                     By: /s/ Michael F. Neidorff
                                         ---------------------------------------
                                         Michael F. Neidorff
                                         President and Chief Executive Officer



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